UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2017

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment and Restatement of Credit Agreement

On November 8, 2017, we entered into the Second Amended and Restated Credit Agreement among us, JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan”), and the banking institutions with lending Commitments listed below (the “Credit Agreement”). The Credit Agreement is a 5-year multi-currency revolving credit agreement providing us the ability, from time to time, to borrow, repay and re-borrow up to $800 million until the maturity date, at which time our ability to borrow under the Credit Agreement will terminate. The Credit Agreement amends and restates the First Amended and Restated Credit Agreement, dated May 13, 2016, among us, JPMorgan and the participating banking institutions named therein, filed May 18, 2016 as Exhibit 10.1 to our Form 8-K.

The amendments to the Credit Agreement included:

(1) Lending Commitments Increased. Increased the total lending Commitments from $750 million to $800 million.

(2) Maturity Date Extended. Extended the maturity date from May 13, 2021 to November 8, 2022.

(3) Lending Commitments Amended. Changed the lending Commitments of the banking institutions as follows:

Banking Institution	Prior Lending Commitment	New Lending Commitment
JPMorgan Chase Bank, N.A.	$95,000,000	$95,000,000
Wells Fargo Bank, National Association	$95,000,000	$95,000,000
U.S. Bank National Association	$95,000,000	$95,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$60,000,000	$75,000,000
SunTrust Bank	$50,000,000	$60,000,000
PNC Bank, National Association	$50,000,000	$60,000,000
Bank of America, N.A.	$45,000,000	$50,000,000
BMO Harris Bank, N.A.	$45,000,000	$50,000,000
Toronto Dominion (Texas) LLC	$45,000,000	$45,000,000
Citizens Bank, N.A.	$45,000,000	$45,000,000
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$40,000,000	$40,000,000
Branch Bank and Trust Company	$30,000,000	$35,000,000
Svenska Handelsbanken AB (PUBL) New York Branch	$30,000,000	$30,000,000
Arvest Bank	$25,000,000	$25,000,000

	$750,000,000	$800,000,000

(4) Availability of Swingline Loans Increased. Increased the availability of Swingline Loans (which are initially made by JPMorgan for short-term administrative convenience on same day notice) from a dollar equivalent of $75 million to $80 million.

(5) Restriction on Sale of Assets Amended. Amended the covenant that limits the Company’s ability to sell its assets. The prior restriction limited the sale, lease, transfer or other disposition of assets (other than products sold in the ordinary course of business and other limited exceptions) in any trailing four quarter period to 40% of the Company’s consolidated total assets measured as of the most recent quarter-end for which financial statements are publicly available. The new restriction prohibits the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company and its subsidiaries as a whole (other than products sold in the ordinary course of business and other limited exceptions) measured at any given point in time.

(6) Market Disruption. Added market disruption language to address the potential unavailability of a Screen Rate (as defined in the Credit Agreement) for any interest period and/or for any requested currency.

A procedure was also inserted to determine an alternate interest rate to replace the LIBO Screen Rate (as defined in the Credit Agreement) should the LIBO rate or the LIBO Screen Rate become unavailable for more than a temporary period, or should the administrator of the LIBO Screen Rate or a governmental authority having jurisdiction over the Administrative Agent have made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans.

Other than credit extended under a term loan (under which the rate of interest will be negotiated between us, JPMorgan and the term loan lenders), we may elect the type of borrowing under the Credit Agreement, which determines the rate of interest to be paid on the outstanding principal balance, as follows:

(A)	ABR Borrowing. Under an ABR loan, we will pay interest at the Alternate Base Rate, which is the greatest of (a) the Prime Rate publicly announced by JPMorgan; (b) the greater of (i) the rate based on federal funds transactions by depository institutions and published as the Federal Funds Effective Rate by the Federal Reserve Bank of New York, or (ii) the Overnight Bank Funding Rate; each in effect for such day, plus 1/2 of 1%; or (c) the Adjusted Fixed Rate for a one month interest period, which is the Fixed Rate (as defined in the Credit Agreement) multiplied by the Statutory Reserve Rate (a fraction with a numerator of 1, and a denominator of 1 minus the aggregate of the maximum reserve percentages established by the Federal Reserve Board to which JPMorgan is subject for Eurocurrency funding), plus 1%.

(B)	Fixed Rate Borrowing. Under a Fixed Rate loan, we will pay interest at (a) for any borrowing denominated in Dollars, Euros, British Pounds Sterling and Swiss Francs, the LIBO Screen Rate (as defined in the Credit Agreement) for such interest period; for any borrowing denominated in Mexican Pesos, the Mexican Peso Negotiated Rate (as defined in the Credit Agreement) for such interest period; for any borrowing denominated in Canadian Dollars, the CDOR Screen Rate (as defined in the Credit Agreement) for such interest period; provided that if the LIBO Screen Rate or CDOR Screen Rate shall not be available, then the interest will be at the Interpolated Rate (a rate per annum interpolated by JP Morgan, if possible), and if not possible at the mean of rates offered by certain referenced banks, plus (b) the Fixed Spread percentage (based on credit ratings of our senior unsecured long-term debt).

(C)	Dollar Swingline Loans. Under a Dollar Swingline loan (which is initially made by JPMorgan for short-term administrative convenience on same day notice) we will pay interest at a rate equal to the rate based on federal funds transactions by depository institutions and published as the Federal Funds Effective Rate by the Federal Reserve Bank of New York in effect for such day, plus 0.5%.

(D)	Competitive Loans. Under a Competitive loan, we will pay interest at a rate equal to a competitive variable or fixed rate accepted by us.

Other than credit extended under a term loan, we are required to (i) periodically pay accrued interest on any outstanding principal balance under the Credit Agreement at time intervals based upon the elected interest rate and the elected interest period, and (ii) pay the outstanding principal upon the maturity date. If credit is extended under a term loan, the principal and interest will be payable upon the terms and conditions negotiated between us, JPMorgan and the term loan lenders. We can also repay the outstanding principal prior to maturity, except for loans denominated in Mexican Pesos. Also, regarding Fixed Rate Borrowing, if we repay the outstanding principal prior to maturity, we must pay applicable breakage costs (which roughly equate to the Lenders’ lost interest income).

We may also terminate or reduce the lending Commitments under the Credit Agreement, in whole or in part, upon three business days’ notice. Our ability to borrow under the Credit Agreement is reduced by the amount of outstanding letters of credit issued pursuant to the Credit Agreement. The amount of letters of credit is limited to $250 million. As of the date hereof, there are no letters of credit outstanding under the Credit Agreement.

The Credit Agreement is unsecured, but contains restrictive covenants which, among other things, limit (i) our Total Indebtedness to 65% of our Total Capital (each as defined in the Credit Agreement), (ii) the principal amount of secured debt to 15% of consolidated total assets, and (iii) our ability to sell, lease, transfer or dispose of all or substantially all of the assets of the Company and its subsidiaries as a whole (other than products sold in the ordinary course and other limited exceptions) at any given point in time.

Subject to certain customary cure periods, the Credit Agreement provides that if we breach any representation or warranty, do not comply with any covenant, fail to pay principal, interest or fees in a timely manner, or if any Event of Default (as defined in the Credit Agreement) otherwise occurs, then the Credit Agreement may be terminated. Upon termination, all outstanding indebtedness under the Credit Agreement will accelerate.

The Credit Agreement acts as support for the marketability of our $800 million commercial paper program (as described below). As of September 30, 2017, the Company had $437 million of commercial paper outstanding. There are currently no borrowings under the Credit Agreement. Although we do not currently anticipate borrowing directly under the Credit Agreement, we can do so independently from the commercial paper program.

The foregoing is only a summary of certain terms of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

The listed banks and/or their affiliates have provided, from time to time, and may continue to provide commercial banking and related services, as well as investment banking, financial advisory and other services to us and/or to our affiliates, for which we have paid, and intend to pay, customary fees, and, in some cases, out-of-pocket expenses.

Board Increases Authorization under Commercial Paper Program

The Credit Agreement acts as support for the marketability of the Company’s commercial paper program (the “CP Program”). On November 7, 2017, the Board of Directors of the Company increased the total indebtedness authorized under the CP Program from $750 million to $800 million.

We issue commercial paper notes (the “Notes”) pursuant to a Commercial Paper Issuing and Paying Agent Agreement (the “Agent Agreement”) between U.S. Bank National Association (the “Bank”) and the Company, including the Master Note, filed December 5, 2014 as Exhibit 10.1 to our Form 8-K. The Agent Agreement provides that the Bank will act as (a) depository for the safekeeping of our Notes; (b) issuing agent on behalf of us in connection with the issuance of the Notes; (c) paying agent for the Notes; and (d) depository to receive funds on our behalf. The Agent Agreement contains customary representations, warranties, covenants and indemnification provisions.

The Notes are marketed and sold through certain dealers selected by us (each a “Dealer”) pursuant to the Form of Amended and Restated Commercial Paper Dealer Agreement, filed December 5, 2014 as Exhibit 10.2 to our Form 8-K . Each Dealer Agreement provides for the terms under which the respective Dealer will either purchase from us or arrange for the sale by us of the Notes in transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended. The Dealer Agreements are substantially identical, in all material respects, and contain customary representations, warranties, covenants and indemnification provisions.

The Notes are issued in $250,000 minimum face or principal amounts at par less a discount representing an interest factor, or at par, if interest bearing, with interest established based upon market conditions and credit ratings in effect at the time of issuance. The maturities of the Notes will vary but may not exceed 270 days. The Notes are not subject to voluntary pre-payment by us or redemption prior to maturity. The Notes rank equally with all of our other unsecured and unsubordinated indebtedness. Such Notes shall be subject to certain event of default provisions, including those related to non-payment of principal or interest when due and the bankruptcy or insolvency of our Company, which shall cause the Notes to become immediately due and payable. Over the long term, and subject to our capital needs, market conditions and alternative capital market opportunities, we expect to maintain the indebtedness under the CP Program by continuously repaying and reissuing Notes until such time, if any, that the outstanding Notes are replaced with longer term debt. However, our outstanding Note balance may increase or decrease in the short term due to acquisition or divestiture activity and our working capital needs. The amounts available under our CP program may be borrowed, repaid and re-borrowed from time to time. We have used, and expect to use, the net proceeds from the sale of our Notes for general corporate purposes.

The foregoing is only a summary of certain terms and conditions of our CP Program, the Agent Agreement and the Form of Amended and Restated Commercial Dealer Agreement, and is qualified in its entirety by reference to such agreements which are incorporated herein by reference.

The Bank and Dealers and/or their affiliates have provided from time to time, and may continue to provide commercial banking and related services, as well as investment banking, financial advisory and other services to us and our affiliates, for which we have paid, and intend to pay customary fees, and, in some cases, out-of-pocket expenses.

The Notes will not be, and have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered, reoffered or sold in the United States, or elsewhere, absent registration or applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or an exemption. This Form 8-K is not intended to condition the market in the United States, or elsewhere, for the issuance of any Notes.

Statements in this Form 8-K that are not historical in nature are “forward-looking,” including, without limitation, our expectations regarding our plans to maintain our commercial paper indebtedness under certain circumstances. These statements involve uncertainties and risks, including, without limitation, (i) increases or decreases in our capital needs, which may vary depending on a variety of factors, including, without limitation, any acquisition or divestiture activity and our working capital needs, (ii) market conditions and (iii) alternative capital market opportunities, including, without limitation, the relative attractiveness of longer-term debt financing or equity financing. Any forward-looking statement reflects only our beliefs when the statement is made. Actual results could differ materially from our expectations, and we do not undertake any duty to update these statements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salaries and Target Percentages Set for Named Executive Officers

On November 6, 2017, the Compensation Committee of the Board of Directors set the base salaries, to be effective January 7, 2018, and Key Officers Incentive Plan (“KOIP”) Target Percentages for 2018 for each of the named executive officers. Also attached and incorporated by reference as Exhibit 10.5 is the Company’s Summary Sheet of Executive Cash Compensation.

Named Executive Officers	2017 Base Salary	2018 Base Salary	2017 KOIP Target Percentage	2018 KOIP Target Percentage [1]
Karl G. Glassman, President and CEO	$1,175,000	$1,225,000	120%	120%
Matthew C. Flanigan, EVP and CFO	$550,000	$572,000	80%	80%
Perry E. Davis, EVP, President – Residential Products & Industrial Products	$500,000	$512,000	80%	80%
J. Mitchell Dolloff, EVP, President – Specialized Products & Furniture Products	$500,000	$512,000	80%	80%
Jack D. Crusa, SVP – Operations[2]	$152,000	N/A	N/A	N/A

[1]	We expect to adopt the 2018 Award Formula under the Company’s KOIP in March 2018. We expect the 2018 KOIP Award Formula to be largely similar to the 2017 KOIP Award Formula, under which, an executive officer is eligible to receive a cash award calculated by multiplying his annual base salary at the end of the year by a percentage set by the Compensation Committee (the “Target Percentage”), then applying the award formula. Corporate Participants and Profit Center Participants are expected to have separate award calculations based on factors defined in the 2018 KOIP Award Formula. For 2018, those factors are currently expected to be based on the achievement of Return on Capital Employed (60% relative weight), Cash Flow (for Glassman and Flanigan) and Free Cash Flow (for Davis and Dolloff) each at 20% relative weight, and Individual Performance Goals established outside the KOIP (20% relative weight).
[2]	As previously reported, Mr. Crusa notified the Company that his retirement date is expected to be December 31, 2017. As determined in January 2017, as part of Mr. Crusa’s retirement transition, he received his annual base salary of $380,000 until April 2, 2017 when such rate was reduced to $190,000. His salary rate was further reduced to $152,000 on July 9, 2017. In 2017, Mr. Crusa is participating in the Company’s Key Management Incentive Compensation Plan (“KMICP”), with a target percentage of 60%. See the Company’s Form 8-K filed March 27, 2017 for a discussion of the Company’s KMICP as it applies to Mr. Crusa in 2017.

Adoption of Individual Performance Goals for Named Executive Officers

Individual Performance Goals. The 2018 KOIP Award Formula is expected to recognize that a portion of each executive’s cash award is based, in part, on Individual Performance Goals (IPGs) established outside the KOIP (20% relative weight). On November 6, 2017, the Compensation Committee adopted IPGs for our named executive officers as follows:

Karl G. Glassman: Implementation of growth strategy and succession planning;

Matthew C. Flanigan: Implementation of growth strategy, succession planning and financial partner initiatives;

Perry E. Davis: Supply chain and growth initiatives and succession planning;

J. Mitchell Dolloff: Implementation of growth strategy, succession planning and efficiency initiatives; and

Jack D. Crusa:1 Mr. Crusa was not assigned IPGs for 2018.

[1]	As previously reported, Mr. Crusa notified the Company that his retirement date is expected to be December 31, 2017. As such Mr. Crusa will not have IPGs in 2018.

The achievement of the IPGs is measured by the following schedule.

Individual Performance Goals Payout Schedule

(1-5 scale)

Achievement	Payout
1 – Did not achieve goal	0%
2 – Partially achieved goal	50%
3 – Substantially achieved goal	75%
4 – Fully achieved goal	100%
5 – Significantly exceeded goal	up to 150%

Amendment to the Company’s Deferred Compensation Program

On November 6, 2017, the Compensation Committee amended the Deferred Compensation Program (the “Program”), effective November 6, 2017.

The Program allows the named executive officers and other key managers to defer up to 100% of salary, certain incentive awards and other cash compensation in exchange for any combination of the following:

•	Stock units with dividend equivalents, acquired at a 20% discount to the fair market value of our common stock on the dates the compensation or dividends otherwise would have been paid.

•	At-market stock options with the underlying shares of common stock having an initial market value five times the amount of compensation forgone, with an exercise price equal to the closing market price of our common stock on December 15th of the prior year.

•	Cash deferrals with an interest rate intended to be slightly higher than otherwise available for comparable investments.

Participants who elect a cash or stock unit deferral can receive distributions in a lump sum or in annual installments. Distribution payouts must begin no more than 10 years from the effective date of the deferral, and all amounts subject to the deferral must be distributed within 10 years of the first distribution payout. Although the Company intends to settle the stock units in shares of the Company’s common stock it reserves the right, subject to Compensation Committee approval, to distribute the balance in cash. Participants who elect at-market stock options, which have a 10-year term, may exercise them approximately 15 months after the start of the year in which the deferral was made.

The amendments included:

a)	Timing for Election to Participate. Changed the timing for an election to participate in the Program from “on or before the last business day of December for compensation relating to the following calendar year” to “on or before December 15th for compensation relating to the following calendar year;”

b)	Grant Date. Changed the Grant Date for an Option under the Program from “the last business day in December of each year” to “December 15th (or the next business day, if December 15th is not a business day) of each year;”

c)	Automatic Exercise of Options. Eliminated the automatic exercise of an “in-the-money” Option under the Program in the event a participant failed to exercise the Option on or before the stated expiration date (which included a 30-day grace period from the expiration date to pay the exercise price);”

d)	Impact on Benefit Plans. Eliminated certain references to the Company’s 401(k) Plan, as distributions under the Program will no longer be eligible for deferral under the 401(k) Plan.

e)	Data Privacy. Added a provision regarding the collection, usage and privacy of participant’s personal data.

The foregoing is only a summary of certain terms and conditions of the Program, and of the amendment to the Program, and is qualified in its entirety by reference to such Program document which is filed as Exhibit 10.6 to this Form 8-K and is incorporated herein by reference.

Adoption of New Performance Stock Unit Forms of Award

Form of 3-Year Performance Stock Unit Award

On November 6, 2017, the Compensation Committee approved new award documents (the “PSU Form of Award”) associated with the Company’s grant of Performance Stock Units (“PSUs”). It is expected that PSUs will be granted under the PSU Form of Award in February 2018 to Karl G. Glassman (CEO), Matthew C. Flanigan (CFO), Perry E. Davis (EVP, President – Residential Products & Industrial Products), J. Mitchell Dolloff (EVP, President – Specialized Products & Furniture Products) and other executives of the Company. Jack D. Crusa, as previously reported, will retire at December 31, 2017, and therefore, will not receive a grant under the PSU Form of Award.

The number of PSUs to be granted is determined by multiplying the executive’s current annual base salary by his or her respective award multiple (set by senior management and approved by the Committee) and dividing this amount by the average closing price of the Company’s common stock for the 10 business days following the prior year’s fourth quarter earnings release.

The PSU Form of Award provides that PSUs vest at the end of a 3-year performance period (the “Performance Period”), based upon two performance objectives:

Relative TSR: Fifty percent (50%) of each PSU award will vest based upon on the Company’s Total Shareholder Return (“TSR”) compared to a peer group consisting of all the companies in the Industrial, Consumer Discretionary and Materials sectors of the S&P 500 and S&P 400. TSR is calculated as (Stock Price at End of Period – Stock Price at Beginning of Period + Reinvested Dividends) / Stock Price at Beginning of Period).

EBIT CAGR: Fifty percent (50%) of each PSU award will vest based upon the Company’s (for Glassman and Flanigan) or applicable Segments’ (for Davis and Dolloff) compound annual growth rate of Earnings Before Interest and Taxes (“EBIT”) in the third fiscal year of the Performance Period compared to the Company’s (or applicable Segments’) EBIT in the fiscal year immediately preceding the Performance Period. The calculation of EBIT CAGR will include results from businesses acquired during the Performance Period, and will exclude results for any businesses divested during the Performance Period. EBIT CAGR will exclude (i) results from non-operating branches, (ii) certain currency and hedging-related gains and losses, (iii) gains and losses from asset disposals, (iv) items that are outside the scope of the Company’s core, on-going business activities, and (v) with respect to Segments, all amounts relating to corporate allocations. EBIT CAGR will be adjusted to eliminate gain, loss or expense, as determined in accordance with standards established under Generally Accepted Accounting Principles, (i) from non-cash impairments; (ii) related to loss contingencies identified in footnotes to the financial statements in the Company’s 10-K relating to the fiscal year immediately preceding the Performance Period; (iii) related to the disposal of a segment of a business; or (iv) related to a change in accounting principle.

The PSU’s vesting schedules for Relative TSR and EBIT CAGR are as follows, with payouts interpolated for results falling between the levels shown:

Relative TSR Percentile	Relative TSR Vesting %	EBIT CAGR %	EBIT CAGR Vesting %
<25%	0%
25%	25%
30%	35%
35%	45%
40%	55%
45%	65%	<2%	0%
50%	75%	2%	75%
55%	100%	4%	100%
60%	125%	6%	125%
65%	150%	8%	150%
70%	175%	10%	175%
75%	200%	12%	200%
>75%	200%	>12%	200%

Fifty percent (50%) of the vested PSU award will be paid out in cash, and the Company intends to pay out the remaining fifty percent (50%) in shares of the Company’s common stock, although the Company reserves the right, subject to Compensation Committee approval, to pay up to one hundred percent (100%) in cash. The awards will be paid following the end of the Performance Period. Cash will be paid equal to the number of vested PSUs multiplied by the closing market price of Company common stock on the last business day of the Performance Period. Shares will be issued on a one-to-one basis for vested PSUs. Both the amount of cash paid and number of shares issued will be reduced for applicable tax withholding. PSUs may not be transferred, assigned, pledged or otherwise encumbered, and have no voting or dividend rights.

The PSUs will normally vest on the last day of the Performance Period. Generally, if the executive has a separation from service, other than for retirement, death, or disability, before the PSUs vest, they are immediately forfeited. If the separation of service is due to retirement, death, or disability, the executive will receive a number of shares following the end of the Performance Period which are prorated for the number of days during the Performance Period prior to termination. Also, in the event of disability, the PSUs will continue to vest for 18 months after disability begins.

Under certain circumstances, if a change in control of the Company occurs and the executive’s employment is terminated, the PSU award will vest and the executive will receive a 200% payout. The PSU award contains a non-competition covenant for two years after payout, where, if violated, the executive must repay to the Company any gain from the award (in addition to any other legal or equitable remedies the Company may have). Also, if within 24 months of payment, the Company is required to restate previously reported financial statements, the executive must repay any amounts paid in excess of the amount that would have been paid based on the restated financials.

The PSU awards are expected to be granted under the Company’s Flexible Stock Plan, amended and restated, effective May 5, 2015, filed March 25, 2015 as Appendix A to the Company’s Definitive Proxy Statement for the Annual Meeting of Shareholders (the “Flexible Stock Plan”). The foregoing is only a summary of the terms and conditions of the PSU Form of Award and is qualified in its entirety by reference to the 2018 Form of Performance Stock Unit Award Agreement and the Flexible Stock Plan, which are filed as Exhibits 10.7 and 10.9, respectively, to this Form 8-K and incorporated herein by reference. All future awards of PSUs are expected to be made pursuant to the attached 2018 Form of Performance Stock Unit Award Agreement. If the terms and conditions of future grants are materially changed, the Company will make a subsequent filing of the updated form at that time.

Form of Interim 2-Year Performance Stock Unit Award

On November 6, 2017, the Compensation Committee also approved new award documents (the “Interim PSU Form of Award”) to be used in 2018 only as the Company transitions from the 2-year Profitable Growth Incentive (“PGI”) to the 3-year PSU Form of Award described above. Reference is made to the 2017 Form of Profitable Growth Incentive Award Agreement, filed November 10, 2016 as Exhibit 10.2 to the Company’s Form 8-K. It is expected that PSUs will be granted under the Interim PSU Form of Award in 2018 to Karl G. Glassman (CEO), Matthew C. Flanigan (CFO), Perry E. Davis (EVP, President – Residential Products & Industrial Products), J. Mitchell Dolloff (EVP, President – Specialized Products & Furniture Products) and other executives of the Company who previously participated in the PGI, which will be discontinued in 2018. Jack D. Crusa, as previously reported, will retire at December 31, 2017, and therefore, will not receive a grant under the Interim PSU Form of Award. This one-time award under the Interim PSU Form of Award will provide the award recipients with PSUs that vest for a Performance Period ending December 31, 2019 (which vesting cycle would have otherwise been skipped over in the change from the 2-year PGI to the 3-year PSUs).

The number of PSUs to be granted under the Interim PSU Form of Award is also determined by multiplying the executive’s current annual base salary by his or her respective award multiple (set by senior management and approved by the Committee) and dividing this amount by the average closing price of the Company’s common stock for the 10 business days following the prior year’s fourth quarter earnings release.

The Interim PSU Form of Award provides that PSUs vest at the end of a 2-year Performance Period, based upon 2-year EBIT CAGR in which the Company’s (or applicable Segments’) EBIT in the second fiscal year of the Performance Period is compared to the Company’s (or applicable Segments’) EBIT in the fiscal year immediately preceding the Performance Period. EBIT CAGR under the Interim PSU Form of Award will be subject to the same adjustments as described for the 3-year PSUs above under “EBIT CAGR.”

The PSU’s vesting schedule for EBIT CAGR under the Interim PSU Form of Award is as follows, with payouts interpolated for results falling between the levels shown:

EBIT CAGR %	EBIT CAGR Vesting %
<2%	0%
2%	75%
4%	100%
6%	125%
8%	150%
10%	175%
12%	200%
>12%	200%

The remaining terms and conditions of the Interim PSU Form of Award are the same as the PSU Form of Award described above. The awards under the Interim PSU Form of Award are also expected to be granted under the Company’s Flexible Stock Plan. The foregoing is only a summary of the terms and conditions of the Interim PSU Form of Award and is qualified in its entirety by reference to the 2018 Form of Interim Performance Stock Unit Award Agreement and the Flexible Stock Plan which are filed as Exhibits 10.8 and 10.9, respectively, to this Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 7, 2017, the Board of Directors of the Company, on recommendation of the Nominating & Corporate Governance Committee, approved an amendment and restatement of the Company’s Bylaws to eliminate the mandatory director retirement age requirement. Section 2.3 (a) of the Bylaws previously required that each director could not stand for election to the Board at any meeting of shareholders upon reaching his or her 72nd birthday; however, such age requirement could be waived by the Board of Directors upon special request by the Board Chair, the Lead Director, the Chief Executive Officer or the President. The Bylaws were also amended to include both masculine and feminine pronouns throughout.

The preceding summary is qualified in its entirety by reference to the Bylaws, as amended through November 7, 2017. The Bylaws, as amended, and a copy of the Bylaws marked to show changes from the prior provisions, are included as Exhibits 3.2.1 and 3.2.2, respectively, to this Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

3.2.1	Bylaws of the Company, as amended through November 7, 2017, filed November 7, 2017 as Exhibit 3.2.1 to the Company’s Form 10-Q, is incorporated by reference (SEC File No. 001-07845)

3.2.2*	Bylaws of the Company, as amended through November 7, 2017, marked to show changes from the prior Bylaw provisions, as amended through February 21, 2017

10.1*	Second Amended and Restated Credit Agreement, dated November 8, 2017 among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein

10.2	First Amended and Restated Credit Agreement, dated May 13, 2016 among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein, filed May 18, 2016 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference (SEC File No. 001-07845)

10.3	Commercial Paper Issuing and Paying Agent Agreement between U.S. Bank National Association and the Company, dated December 2, 2014, including Master Note, filed December 5, 2014 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference (SEC File No. 001-07845)

Exhibit No.	Description

10.4	Form of Amended and Restated Commercial Paper Dealer Agreement, filed December 5, 2014 as Exhibit 10.2 to the Company’s Form 8-K, is incorporated by reference (SEC File No. 001-07845)

10.5*	Summary Sheet of Executive Cash Compensation

10.6*	The Company’s Deferred Compensation Program, effective November 6, 2017

10.7*	2018 Form of Performance Stock Unit Award Agreement

10.8*	2018 Form of Interim Performance Stock Unit Award Agreement

10.9	The Company’s Flexible Stock Plan, amended and restated, effective as of May 5, 2015, filed March 25, 2015 as Appendix A to the Company’s Proxy Statement, is incorporated by reference. (SEC File No. 001-07845)

*	Denotes filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: November 9, 2017	By:	/s/ SCOTT S. DOUGLAS
Scott S. Douglas
Senior Vice President – General Counsel & Secretary